CHASE



                        SERVICER COMPLIANCE STATEMENT


RE. CMLTI 2006-HE3: The Pooling and Servicing Agreement by and among
      Countrywide Home Loan Servicing LP as Servicer, J.P. Morgan Chase Bank, NA c/o CHF LLC as Servicer, Ocwen Loan Servicing, LLC as Servicer, Wells Fargo Bank, NA as Servicer, U.S. Bank, NA as Trustee, Citibank, NA as Trustee Administrator, Citigroup Mortgage Loan Trust Inc. as Depositor, and JPMorgan Chase Bank NA as Servicer (the "Agreement")


The undersigned, a duly authorized officer of JPMorgan Chase Bank, National Association, as servicer (the "Servicer") pursuant to the CMLTI 2006 HE3 (the "Agreement"), does hereby certify that:

             (1) A review of the activities of the Servicer during the calendar year ending December 31, 2006 and of the performance of the Servicer under the Agreement has been made under my supervision; and

             (2) To the best of my knowledge, based on such review, the Servicer has fulfilled all its obligations under the Agreement in all material respects throughout such year.


Date: 02/28/2007
                                             JPMorgan Chase Bank
                                             National Association
                                             As Servicer

                                             By:/s/ David Lowman
                                             ---------------------
                                             Name: David Lowman
                                             Title: Executive Vice President